Exhibit (23)(a)

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Allstate Life Insurance Company of New York on Form S-3 of our report dated February 19, 1999, appearing in the Annual Report on Form 10-K of Allstate Life Insurance Company of New York for the year ended December 31, 1998 and of our reports dated February 19, 1999 and March 18, 1999 appearing in the Statement of Additional Information on Form N-4 dated February 11, 2000 of Allstate Life Insurance Company of New York for the year ended December 31, 1998 and Allstate Life of New York Separate Account A for the year ended December 31, 1998, respectively. We also consent to the reference to us under the heading "Experts' in such Statement of Additional Information.

Chicago, Illinois
February 14, 2000

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Exhibit (23)(b)

Freedman, Levy, Kroll & Simonds

                                       CONSENT OF
                             FREEDMAN, LEVY, KROLL & SIMONDS

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus, contained in Post-Effective Amendment No. 1 to the Form S-3 Registration Statement of Allstate Life Insurance Company of New York (File No. 333-95703).

                                            /s/FREEDMAN, LEVY, KROLL & SIMONDS

Washington, D.C.
February 14, 2000